EXHIBIT 10.1

                                SEARCHHELP, INC.
                               1055 STEWART AVENUE
                                    SUITE 12
                            BETHPAGE, NEW YORK 11714

June 8, 2005

Mr. Brian O'Connor 125 Harvard Street Cambridge, MA 02139

Re: Employment Agreement

Dear Mr. O'Connor:

When executed by you ("Executive") and by a duly authorized representative of SearchHelp, Inc. ("SearchHelp" or the "Company"), this letter agreement ("Agreement") shall set forth the terms and conditions of Executive's employment with the Company.
                                                                           .
1.        DEFINITIONS.

         Unless otherwise separately defined herein, as used in this Agreement, the following terms shall have the meanings set forth below:

         "Affiliate" shall have the same meaning as that term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended.

         "ETP" shall mean E-Top-Pics, Inc., a Massachusetts corporation and a SearchHelp Affiliate.

          "SearchHelp Affiliates" shall mean and include any subsidiary of SearchHelp or any division thereof now existing or formed at any time after the date of this Agreement; any corporation which may merge into or with which SearchHelp may be merged or consolidated; any corporation which may result from any reorganization of SearchHelp.

 2.      SERVICES.

         2.1. EMPLOYMENT. Subject to the terms and conditions hereinafter set forth, as of the Effective Date and thereafter throughout the "Term" (as hereinafter defined) of this Agreement, the Executive shall be employed as (a) the Executive Vice President and Chief Marketing Officer of SearchHelp and those SearchHelp Affiliates as shall be designated from time to time by the Board of Directors of SearchHelp, other than ETP, and (b) the President and Chief
Executive Officer of ETP. The Executive shall also serve (without additional compensation) as a member of the Board of Directors of SearchHelp and all SearchHelp Affiliates (including ETP), and shall render such other services and

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duties  (i)  as  to  SearchHelp  and  SearchHelp  Affiliates,  other  than  ETP, consistent with the office of Executive Vice President and Chief Marketing Officer of corporation, and (ii) as to ETP, as a President and Chief Executive Officer of a corporation, as may be designated from time to time by the SearchHelp board of directors (collectively, the "Services"). The Executive agrees to devote substantially all of his business and professional time to the performance of the Services, and shall undertake to perform such Services in a competent and professional manner, consistent with the skills to be possessed by an executive in SearchHelp's business.

         2.2. REPORTING REQUIREMENTS. Executive shall report solely to the Company's Board of Directors.

         2.3.     TERM / EXCLUSIVITY.

                  2.3.1. The Term of this Agreement shall commence as of the Effective Date and shall continue through June 7, 2008 (the "Initial Term") unless sooner terminated in accordance with the provisions of this Agreement. Following the Initial Term, this Agreement and the Executive's employment may be continued either under this Agreement or any other agreement, upon such terms and conditions as the Executive and the Company may mutually agree. The Initial Term and any subsequent term of employment of the Executive is herein collectively referred to as the "Term". Notwithstanding the foregoing upon the completion of the Initial Term, Executive's employment shall continue on a month to month basis on the terms and conditions specified in this Agreement and until such time as Executive shall be given not less than three (3) months prior advance notice of the Company's intention to terminate this Agreement, either on the expiration of the Initial Term or thereafter.

                  2.3.2. The Services shall be rendered by the Executive on a full time basis and shall be exclusively rendered to SearchHelp and/or the SearchHelp Affiliates. The Executive acknowledges that his Services shall be performed as an "exempt' employee and that, as such, he shall not be entitled to overtime or compensatory compensation, other than periodic bonuses as may be awarded to the Executive from time to time by the Board of Directors of the Company in the exercise of their sole discretion.

                  2.3.3 Notwithstanding anything to the contrary contained in this Section 2.3, Executive may acquire and/or retain, solely as an investment, and may take customary actions to maintain and preserve Executive's ownership of:

                           (a) Securities of any partnership, trust, corporation or other person which are registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended. and which are publicly traded as long as Executive's investment amounts to less than ten (10%) percent of the equity in such entity; and

                           (b) Any securities of a partnership, trust, corporation or other person not registered as set forth in Section 2.3.3(a) above so long as Executive remains a passive investor in that entity and does not become part of any control group thereof and so long as such entity is not, directly or indirectly, in competition with SearchHelp.

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

         2.4. CONFIDENTIALITY. Executive acknowledges that the Services will, throughout the Term, bring Executive into close contact with many confidential affairs of SearchHelp, including information about costs, profits. markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not readily available to the public, and plans for future development. SearchHelp has invested substantial time and resources in developing, and then protecting, its confidential and proprietary procedures and methods. and in safeguarding its property and materials as well as the property and materials of its customers. These procedures and methods include, without limitation, all written policies and procedures and other materials of SearchHelp and all property owned by customers or entrusted by customers to the care of SearchHelp that have been designated either as Trade Secrets and/or Confidential Information, each as described below. Trade Secrets and Confidential Information are for the exclusive benefit of SearchHelp , and by accepting employment with SearchHelp, Executive agrees that lie will not use, either directly or indirectly, any Trade Secrets or Confidential Information for any purpose other than to perform his duties as required by this Agreement. Confidential Information may also be protected as a Trade Secret. Executive covenants and agrees that Executive will keep secret all Trade Secrets and/or Confidential Information of SearchHelp which are not otherwise in the public domain and will not disclose them to anyone outside of SearchHelp, except where such disclosure may be required by law.

                  2.4.1 Trade Secrets. "Trade Secrets" include, without limitation, compilations of market information, customer lists, supplier's lists, contracts related to customers or suppliers. product development and research data, and present as well as future strategic or business plans of SearchHelp.

                  2.4.2 Confidential Information. "Confidential Information" includes, without limitation: (a) information that is either designated by SearchHelp as "Confidential" or that indicates through its policies, procedures or other instructions should not be disclosed to anyone outside of SearchHelp except through controlled means; (b) internal financial statements and analysis, internal pricing and cost information and analysis. customer and supplier lists and contact information, past, current, and future employee personnel files and performance evaluations; individual salary, compensation. and/or benefits information, and information concerning specified customer or supplier needs;
(c) all information entrusted to SearchHelp by its customers and all information or data not readily available to individuals outside of SearchHelp whether in written or other form, including, without limitation, information that is saved in computer directories assigned for any employee's use and (d) voice-mail, e-mail and Internet records, as well as SearchHelp's record management policies and procedures.

                  2.4.3 Scope of Section.As used in this Section 2.4, the term "SearchHelp" shall mean and include each of SearchHelp and each SearchHelp Affiliate.

         2.5. NON-COMPETITION AND NON-SOLICITATION. Unless the Company shall, prior to the expiration of the Term of this Agreement, either (i) breach its obligations under this Agreement, or (ii) terminate the Executive's employment


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hereunder without "Good Cause" (as defined),  during the full three year Initial
Term and any additional Term of this Agreement, the Executive agrees that neither he nor any of his Affiliates shall directly or indirectly:

                  2.5.1 solicit or recruit any person who is then employed by SearchHelp or any SearchHelp Affiliate or who was employed by SearchHelp or any of SearchHelp Affiliate at any time during the six
         (6) month period preceding the date of termination or expiration of this Agreement for the purposes of being employed by Executive, by any entity or person on whose behalf Executive is acting as an agent, representative or employee or by any competitor of SearchHelp or any SearchHelp Affiliate; or

                  2.5.2 engage in or participate as a stockholder, partner, joint venturer, participant, officer, employee, director, agent of or consultant for any business that is in direct competitive with SearchHelp or any SearchHelp Affiliates.

         2.6 INDEMNIFICATION. SearchHelp will, at SearchHelp's sole expense, defend and indemnify Executive in respect of all legal acts or decisions made by Executive in the course of Executive performing his duties and within the guidelines and scope of his authority as provided herein, Executive may participate in his defense with Executive's own counsel.

         2.7 EMPLOYMENT PROCEDURES. By accepting employment with SearchHelp, the
Executive:

                  2.7.1. agrees to follow all of SearchHelp's policies and procedures, as they are currently constituted and as they may change from time to time after written notice of such to Executive, in the handling and safeguarding of Trade Secrets and Confidential Information, including, without limitation, all sensitive, confidential, proprietary procedures and methods and all written materials belonging to SearchHelp and/or SearchHelp Affiliates, as well as the handling and safeguarding of any property belonging to customers of SearchHelp and/or SearchHelp Affililiates and placed in its or their safeguarding and care; and

                  2.7.2. agrees to exercise due care and diligence to avoid any unauthorized publication, disclosure or use of Trade Secrets and/or Confidential Information and any documents or other materials or referring to them; and

                  2.7.3. agrees not to remove any documents or other property from the premises (other than for legitimate business purposes of SearchHelp), at any time; and

                  2.7.4. agrees not to knowingly disclose to any third person at any time or for any reason (other than controlled disclosure of Confidential Information to investors, customers or vendors for legitimate business purposes of SearchHelp or SearchHelp Affiliates), any Trade Secret or Confidential Information, including, without limitation, any sensitive, proprietary procedure or method of SearchHelp or SearchHelp Affiliates or any materials and/or property referred to in this Section; and

                  2.7.5. agrees not to reproduce for the use of any third party without consent, the procedures or policies of SearchHelp or SearchHelp Affiliates, or any property belonging to its customers or suppliers.


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

                  2.7.6. The restrictions set forth in this Section 2.7 will not restrict Executive from disclosing (but only to the proper recipient to the extent expressly permitted by this Agreement) any Trade Secret and/or Confidential Information which Executive is required to disclose by law or an order of a court of competent jurisdiction or any relevant governmental or regulatory agency; provided that Executive shall, unless otherwise required by law, have given prior written notice to SearchHelp of the disclosure requirement and of the information to be disclosed to allow SearchHelp an opportunity to seek a protective order.

3.       COMPENSATION.

         As  compensation  and   consideration  for  all  Services  provided  by
Executive during the Term pursuant to this Agreement, SearchHelp agrees to pay to Executive the compensation set forth below.

         3.1. BASE SALARY. Executive shall receive an annual base salary equal to One Hundred and Twenty Thousand Dollars ($120,000.00), commencing on the Effective Date, payable in equal installments on SearchHelp's regular pay dates, subject to the usual and required payroll deductions and withholdings ("Base Salary"). Commencing June 8, 2006, and thereafter on each one (1) year period of employment during the Term, the Company shall cause Executive's Base Salary to be increased by ten percent (10%). Accordingly, during the Initial Term of this Agreement, such annual Base Salary for the twelve months from June 8, 2006 to June 7, 2007 shall be $132,000 and such Base Salary for the twelve months from June 8, 2007 to June 7, 2008 shall be $145,200.

         3.2. STOCK OPTIONS. The Company hereby grants to the Executive stock options (the "Options") entitling the Executive to purchase, over the Initial
Term of this Agreement, an aggregate of 1,000,000 shares of Common Stock, $0.0001 par value per share, of SearchHelp (the "Option Shares").

                  3.2.1 The Options shall vest at the rate of thirty-three and one-third (33-1/3%) of all Options on each of June 8, 2005, June 8, 2006 and June 8, 2007 (each a "Vesting Date"), provided, that the Executive shall continue to be employed on a full-time basis with the Company and rendering Services to the Company and/or SearchHelp Affiliates as at such Vesting Date.

                  3.2.2 Any Options that have vested shall accumulate and may thereafter be exercised at any time, individually or on a cumulative basis, by the Executive prior to the "Option Expiration Date" (hereinafter defined).

                  3.2.3 All vested Options may be exercised upon ten (10) days prior written notice by Executive to the Company. The exercise price for the Options shall be twenty cents ($0.20) per Option Share; provided, that the


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

applicable Exercise Price shall be subject to equitable pro-rata adjustment in the event of (a) any merger or consolidation of the Company with any other entity, (b) any forward or reverse split of the Company's outstanding Common Stock or (c) the declaration of any dividend in shares of Common Stock. When issued, the Option Agreement shall contain cashless exercise provisions.

                  3.2.4 All vested Options and any Option Shares issuable upon exercise thereof shall be entitled to be registered on Form S-8 or any other applicable form for registering securities of the Company.

                  3.2.5 Unless exercised any unexercised options shall expire on June 7, 2010, unless previously exercised (the "Option Expiration Date") and thereafter shall be of no further force or effect.

                  3.2.6 Unless exercised by the Executive within ninety (90) days from the effective date of termination, all previously vested Options shall be cancelled and forfeit in the event the employment of the Executive with the Company shall terminate for any reason; provided, however, if such termination was for "Good Cause" as hereinafter defined, such previously vested Options shall be immediately cancelled and forfeit on the effective date of such termination.

                  3.2.7 To the extent that any Options shall have not vested, as provided in this Section 3.2, they shall automatically terminate and be deemed cancelled and null and void immediately upon the termination of the employment of the Executive with the Company for any reason, save and except only for: (a) a termination resulting from a material breach by the Company of its material covenants and agreements herein contained, (b) the Executive's resignation by reason of a material change by the Company in the nature of the Executive's Services and duties hereunder, to a degree that would constitute a constructive discharge by the Company, or (c) a termination of the Executive's employment by the Company for other than "Good Cause" (collectively, a "Non-Justified Termination"). In the event of a Non-Justified Termination, all non-vested Options shall be deemed to have vested immediately prior to the date of such Non-Justified Termination and may thereafter be exercised by the Executive at any time prior to the Option Expiration Date.

         3.3      ADDITIONAL BENEFITS.

                  3.3.1. During each full year of the Term, Executive shall be entitled to five (5) weeks of vacation time without deduction of salary. All periods of Executive's employment in excess of one (1) year but less than any additional full year, shall accumulate additional paid vacation on a pro-rata basis. Such vacations shall be taken at such time or times during the applicable year as may be determined by Executive subject to SearchHelp's needs. Any accrued vacation time remaining, but unused by Executive, at the completion of Executive's employment shall be paid out to Executive within two (2) business days of Executive's termination of employment, with or without cause, calculated at the pro-rated Base Salary rate in effect at the time of the termination.


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                  3.3.2.   SearchHelp  will  reimburse  Executive  for  all  his
reasonable   approved   business   expenses  incurred  in  connection  with  the
performance of Executive's duties under the Agreement, in accordance with SearchHelp's general policies regarding business expenses. Notwithstanding anything to the contrary contained herein, or in SearchHelp's expense policies, Executive shall be provided with a Cellular phone of his choice (the cost for such, including all fees and charges, shall be borne solely by SearchHelp); any air travel required of Executive in the performance of the Services shall be paid solely by SearchHelp on an airline of Executive's choice and any such travel (including relocation) with a scheduled flight time (for the entire one-way journey) of four (4) hours or more shall require business class seating (or, if none is available, then first class seating); and SearchHelp shall pay (or reimburse Executive) Executive for all reasonable relocation costs from Executive's current residence to SearchHelp's administrative headquarters with respect to Executive's household and personal possessions, such costs to be inclusive of all packing, shipping, storage. freight charges as well as customs, duties and taxes.

                  3.3.3. During the Term, SearchHelp shall offer Executive participation in the SearchHelp health insurance plan. if any ("Health Insurance"') which such policy shall be the same as that offered to all other senior SearchHelp executives. Executive shall be entitled to participate in any pension plan made generally available to other executives of comparable title. In no event shall SearchHelp be responsible for the payment of the "deductible" and "co-insurance" (or patient's portion) of the Health Insurance.

                  3.3.4. If Executive is required to travel outside the area where the Company's primary headquarters facility is located, in connection with the performance of his duties hereunder, SearchHelp shall pay. or shall reimburse Executive, for all approved travel expenses incurred by Executive (including air fare, hotel, meals and incidental expenses) as specified in
3.2.2. above.

                  3.3.5. SearchHelp shall maintain a Director's and Officer's insurance policy, naming and covering Executive in his employment capacity as COO and as a Director. The terms and amount of such coverage and the company underwriting such policy shall be subject to the reasonable approval of Executive.

                  3.3.6.   During  the  period  of  Executive's   employment  by
SearchHelp, he shall serve as a fully voting member of SearchHelp's Board of Directors.

                  3.3.7.   During  the  period  of  Executive's   employment  by
SearchHelp, he shall be entitled to an automobile allowance of up to $1,000 per month.

4.       TERMINATION.

         4.1.     TERMINATION BY THE COMPANY.

                  4.1.1. Good Cause. SearchHelp shall have the right, at its election, to terminate this Agreement at any time during the Term for "Good


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Cause."  As used in this  Agreement,  the term  "Good  Cause"  shall mean and be limited to:

                           (a) the failure of the Executive to follow the reasonable directives of the Board of Directors of SearchHelp, which failure is not fully cured by the Executive within thirty (30) days of written notice thereof and is not thereafter repeated (in which event no notice need be given);

                           (b) self-dealing or a material breach by the Executive of his fiduciary duties to SearchHelp and the SearchHelp Affiliates, which breach is not fully cured by the Executive within thirty (30) days of written notice thereof and is not thereafter repeated (in which event no notice need be given);

                           (c) the Executive's inability to perform the Services (whether as a result of his death, Disability (as defined below) or any other reason, other than a constructive discharge) or the Executive's incompetence in adequately performing the Services, which failure to perform is not fully cured by the Executive within thirty (30) days of written notice thereof and is not thereafter repeated (in which event no notice need be given);

                           (d) a single act of omission or commission by the Executive so grievous as to constitute theft, conviction or the plea of nolo contendere of a felony, commission of an act of fraud, embezzlement or sexual harassment (in which event no notice need be given to the Executive; or

                           (e) a material breach of any material covenant, condition or agreement on the part of the Executive to be performed under this Agreement; which breach or non-performance is not fully cured (if curable) is not fully cured by the Executive within thirty
         (30) days of written notice thereof and is not thereafter repeated (in which event no notice need be given).

                  4.1.2. Effect of Termination for Good Cause. Should this Agreement be terminated by the Company for Good Cause, the Executive shall have no right to any further Base Salary, all non-vested Options, severance or other benefits or compensation from and after termination other than those which would normally survive, such as Executive's entitlement to accrued, but unused, vacation pay or continuing COBRA benefits.

         4.2.     TERMINATION BY EXECUTIVE.

                  4.2.1. SearchHelp's Material Breach. Executive shall have the right, at his election to terminate this Agreement in the event of a "Material Breach" by the Company. A "Material Breach" shall consist of

                           (a) SearchHelp's failure or inability to obtain adequate directors and officers liability insurance, as contemplated hereby, by June 8, 2005,


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

                           (b) SearchHelp's failure or refusal to comply with a material term of this Agreement,

                           (c) SearchHelp's failure or inability to timely pay the compensation and other benefits required to be paid to Executive hereunder, or

                           (d) a change in the nature of Executive's Services constituting a constructive discharge; or

                           (e)  the   termination  of   Executive's   employment
         hereunder for reasons other than "Good Cause."

                  4.2.2. Effect of Termination by Executive. Except if such termination shall be by reason of the provisions of Section 4.2.1(a) above (in which event the Executive shall be entitled to no Base Salary, Options or other compensation hereunder), in the event that the Executive terminate this Agreement due to a Company Material Breach, the Company shall, for the longer of the then remainder of the Term or one (I) year, pay to Executive or provide Executive with Executive's Base Salary, existing health and disability insurance, and all other benefits specified in this Agreement.

5        DEATH AND DISABILITY.

         5.1. Death. The Term shall immediately terminate upon Executive's death as certified in accordance with the provisions of Massachusetts law ("Death").

         5.2.  Disability.  As used  herein,  the term  "Disability"  shall mean
Executive becoming unable to perform the Services as a result of his/her permanent or temporary, total or partial, physical or mental disability. In such event, the Company shall not have the right (absent of Good Cause) to terminate this Agreement due to Disability prior to the expiration of the Disability Period. As used herein, the term "Disability Period" shall mean the period commencing on the first day upon which such Disability occurs and ending on the first to occur of the following: (i) the expiration of the Term; (ii) if the Disability is continuous through the sixty (60) consecutive days following the day on which the Disability occurs, then the last day of such sixty (60) consecutive days; and (iii) if the Disability is intermittent and shall exist throughout the Term following the day on which the Disability occurs, then the cumulative sixtieth (60th) day of such Disability Period.

         5.3. EFFECT OF DEATH OR DISABILITY. Should the Term be terminated in accordance with the provisions of Sections 5.1 or 5.2 by reason of Executive's Death or Disability, Executive or his estate (as the case may be) shall have no right to any further Base Salary (other than Options awards vested at the time of such Death or Disability); provided, however, that the Base Salary otherwise payable during the Disability Period shall nevertheless be payable on the terms set forth herein to Executive as a disability benefit ("Disability Benefit"). Any disability insurance proceeds actually received by Executive from SearchHelp's disability insurance carrier during the Disability Period with


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respect  to such  Disability  shall  reduce  on a  dollar-for-dollar  basis  the
Disability Benefit otherwise payable by SearchHelp during the Disability Period pursuant to this Section 5.3).

6.       GENERAL.

         6.1. APPLICABLE LAW CONTROLS. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law and wherever there is any conflict between any provisions of this Agreement and any material statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, then the latter shall prevail; provided, however, that in any such event the provisions of the Agreement so affected shall be curtailed and limited only to the extent necessary to bring them within applicable legal requirements, and provided further that if any obligation to pay the Base Salary or any other amount clue Executive hereunder is so curtailed, then such compensation or amount shall be paid as soon thereafter, either during or subsequent to the Term, as permissible.

         6.2. WAIVER/ESTOPPEL. Any party hereto may waive the benefit of any term, condition or covenant in this Agreement or any right or remedy at law or in equity to which any party may be entitled but only by an instrument in writing signed by the parties to be charged. No estoppel may be raised against any party except to the extent the other parties rely on an instrument in writing, signed by the party to be charged, specifically reciting that the other parties may rely thereon. The parties' rights and remedies under and pursuant to this Agreement or at law or in equity shall be cumulative and the exercise of any rights or remedies under one provision hereof or rights or remedies at law or in equity shall not be deemed an election of remedies; and any waiver or forbearance of any breach of this Agreement or remedy granted hereunder or at law or in equity shall not be deemed a waiver or any other provision hereof or of the opportunity to exercise such right or remedy or any other right or remedy, whether or not similar, at any preceding or subsequent time.

         6.3. NOTICES. Any notice which SearchHelp is required or may desire to give to Executive hereunder shall be in writing and may be served by delivering it to Executive, or by sending it to Executive by mail, telex or telegraph, at Executive's address first written above or such substitute address as Executive may from time to time designate to SearchHelp. Any notice which Executive is required or may desire to serve upon SearchHelp hereunder shall be in writing and may be served by delivering it personally or sending it by mail, email or facsimile transmission to the address set forth on Page I hereof, Attn: General Counsel, or such other substitute addresses as SearchHelp may from time to time designate by notice to Executive.

         6.4. GOVERNING LAW. This Agreement shall be governed by, construed and enforced and the legality and validity of each term and condition shall be determined in accordance with the internal, substantive laws of the State of New York (without regard to its choice of law principles and without regard to any requirement that any provisions of this Agreement be interpreted against the party who drafted it) applicable to agreements fully executed and performed entirely in New York. Any actions brought pursuant to this agreement shall be brought solely in the Courts. State or Federal (or similar arbitration or mediation venue) located within Nassau County, New York.


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

         6.5 NO JOINT VENTURE. Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto or appoint any party the agent of the other party. No party shall hold itself out contrary to the terms of this Paragraph and, except as otherwise specifically provided herein, no party shall become liable for the representation, act of omission of any third party who is not referred to herein and shall not be deemed to give any right or remedy to any such third party.

         6.6. MODIFICATION/ENTIRE AGREEMENT. This Agreement may not be altered, modified or amended except by an instrument in writing signed by all of the parties hereto. No person, whether or not an officer, agent, employee or representative of any party, has made or has any authority to make for or on behalf of that party any agreement, representation, warranty, statement. promise, arrangement or understanding not expressly set forth in any other document executed by the parties concurrently herewith ("Parol Agreements"). This Agreement, together with SearchHelp's Employee Handbook, and all other documents executed by the parties concurrently herewith constitute the entire agreement between the parties and supersede all express or implied, prior or concurrent, Parol Agreements and prior written agreements with respect to the subject matter hereof. The parties acknowledge that in entering into this Agreement, they have not relied and will not in any way rely upon any Parol Agreements.

         6.7. HEADINGS; LANGUAGE. The headings in this Agreement have been inserted for convenience only and shall have no substantive effect. The language of all parts of this Agreement shall in all cases be considered as a whole, according to its fair meaning, and not strictly for or against any of the parties. The parties hereby acknowledge and agree that the language of this Agreement shall be considered jointly drafted.

         6.8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, by original signature or via facsimile signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.9. SEPARATE AND SEVERABLE. Each term, clause and provision of this Agreement is separate and independent, arid should any term, cause or provision of this Agreement be found to be invalid or unenforceable, the validity of-the remaining terms, clauses, and provisions shall not be affected. As to those terms, clauses or provisions found to be invalid or unenforceable, they shall be replaced with valid and enforceable provisions that achieve, to the extent possible. the economic, business and other purposes of the invalid or, unenforceable provisions.

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If the foregoing  accurately  reflects the substance of our mutual agreement and understanding, please confirm your agreement to the foregoing by signing below where indicated.


Very truly yours,


SEARCHHELP, INC.                              ACCEPTED AND AGREED TO:



By:
    -------------------------------           ----------------------------
By:  William Bozsnyak,                        BRIAN O'CONNOR
Its:  Chief Executive Officer



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